UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On March 10, 2022, the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”) appointed Mihir A. Desai to the Board of Directors of the Company, effective immediately.  The Board of Directors also appointed Mr. Desai to the Compliance & Regulatory and Risk Management and Capital Committees of the Board of Directors. Mr. Desai will be considered an independent director. Mr. Desai was also appointed to the Board of Directors of Berkshire Bank.
Mr. Desai, age 53, is the Mizuho Financial Group Professor of Finance at Harvard Business School, and Professor of Law at Harvard Law School. Mr. Desai’s is an accomplished author and expert in finance and tax policy. His books include the Wisdom of Finance: Discovering Humanity in the World of Risk and Return (longlisted for the 2017 FT/McKinsey Best Business Book of the Year) and How Finance Works: The HBR Guide to Thinking Smart about the Numbers. He is a Research Associate in the National Bureau of Economic Research’s Public Economics and Corporate Finance Programs, and served as the co-director of the NBER’s India program. His research has been cited in leading academic journals and the popular press and has served as the foundation to his several testimonies to the Senate Finance Committee and House Ways and Means Committee. In addition to his work at Harvard University, his professional experiences include CS First Boston, McKinsey & Co., and advising a number of firms and governmental organizations. Mr. Desai received his Ph.D. in political economy from Harvard University; his MBA as a Baker Scholar from Harvard Business School, and a bachelor’s degree in history and economics from Brown University. He currently resides in Cambridge, Massachusetts.
There were no arrangements or understandings between Mr. Desai and any other person pursuant to which Mr. Desai was selected as a director. Mr. Desai is not a party to any transaction with the Company or Berkshire Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A news release containing additional information is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits:
	Exhibit No.	Description
	99.1	News release dated March 14, 2022

	104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 14, 2022	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Executive Vice President and General Counsel